EXHIBIT 23.10

                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                            NATIONWIDE STAFFING, INC.

      The undersigned hereby consents to be named as a director of Nationwide Staffing, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: September 6, 1997

                                    By: /s/ QUINCY T. FREEMAN
                                            Quincy T. Freeman